File Nos. 2-92583 & 811-4084

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-12

                            HAWAIIAN TAX-FREE TRUST
               (Exact Name of Registrant as Specified in Charter)

                         380 Madison Avenue, Suite 2300
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 697-6666
                         (Registrant's Telephone Number)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required





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Aquila Group of Funds

                                                         Hawaiian Tax-Free Trust

Recently we sent you proxy materials regarding Hawaiian Tax-Free Trust's upcoming Special Meeting of Shareholders. Our records indicate that we have not yet received your important vote. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the Meeting and avoid the possibility of an adjournment.


                                EVERY VOTE COUNTS


You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. Additional solicitations are costly and time-consuming. We urge you to vote your proxy now. You and all other shareholders will benefit from your cooperation.


After careful review, the Board of Trustees has unanimously recommended a vote "FOR" the proposal detailed in your proxy statement.

                                 1-866-615-7269


                           Please vote now to be sure
                             your vote is received in
                                time for the
                               September 12, 2008
                        Special Meeting of Shareholders.
                                    Thank you
                             for your participation


Hawaiian Tax-Free Trust has made it very easy for you to vote. Please choose one of the following methods:

o Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (Open: M-F 7am - 7pm, Sat 7am -12pm HST)

o Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

o Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

o    Mail in your dated and signed proxy card in the prepaid envelope provided.



                        Voting takes only a few minutes.
                               PLEASE VOTE TODAY.